Exhibit 4.2 SERIES 2026-1 INDENTURE SUPPLEMENT among DIGITALBRIDGE ISSUER, LLC, DIGITALBRIDGE CO-ISSUER, LLC, THE SUBSIDIARIES OF THE CO-ISSUERS PARTY HERETO, as the Obligors, and CITIBANK, N.A., as the Indenture Trustee Secured Fund Fee Revenue Notes, Series 2026-1

i TABLE OF CONTENTS ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE .................................. 1 Section 1.01 Definitions................................................................................................... 1 Section 1.02 Rules of Construction ................................................................................. 3 ARTICLE II SERIES 2026-1 NOTE DETAILS, DELIVERY AND FORM ................................. 4 Section 2.01 Series 2026-1 Note Details ......................................................................... 4 Section 2.02 Delivery of the Series 2026-1 Notes ........................................................... 6 Section 2.03 Forms of Series 2026-1 Notes .................................................................... 6 ARTICLE III CONSENT TO TRANSACTION DOCUMENT AMENDMENTS ....................... 6 Section 3.01 Consent to Transaction Document Amendments ....................................... 6 ARTICLE IV GENERAL PROVISIONS ...................................................................................... 7 Section 4.01 Date of Execution ....................................................................................... 7 Section 4.02 Notices ........................................................................................................ 7 Section 4.03 Governing Law ........................................................................................... 7 Section 4.04 Submission to Jurisdiction .......................................................................... 7 Section 4.05 Waiver of Jury Trial .................................................................................... 7 Section 4.06 Severability; Entire Agreement ................................................................... 7 Section 4.07 Counterparts ................................................................................................ 7 ARTICLE V APPLICABILITY OF INDENTURE ....................................................................... 9 Section 5.01 Applicability ............................................................................................... 9 EXHIBIT A Forms of Series 2026-1 Class A-1 Note

SERIES 2026-1 INDENTURE SUPPLEMENT THIS SERIES 2026-1 INDENTURE SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Indenture Supplement”), dated as of May 11, 2026, is entered into by among (i) DIGITALBRIDGE ISSUER, LLC, a Delaware limited liability company, as an issuer (the “Issuer”), (ii) DIGITALBRIDGE CO-ISSUER, LLC, a Delaware limited liability company, as an issuer (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), (iii) the direct and indirect subsidiaries of the Co-Issuers party hereto and listed on Annex I hereto (each, a “Closing Date Asset Entity” and, and together with the Co-Issuers, the “Closing Date Obligors”) and (iv) CITIBANK, N.A., as Indenture Trustee and not in its individual capacity (in such capacity, the “Indenture Trustee”). RECITALS WHEREAS, the Obligors have entered into an Indenture, dated as of July 9, 2021 (as amended by the First Amendment to Base Indenture, dated as of April 1, 2022, as amended by the Second Amendment to Base Indenture, dated as of May 11, 2026, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Base Indenture”), among the Indenture Trustee and the Obligors; WHEREAS, the Obligors desire to enter into this Series Indenture Supplement in order to issue a Series of Notes pursuant to Section 2.07 of the Base Indenture in accordance with the terms thereof; WHEREAS, each Co-Issuer represents that it has duly authorized the issuance of up to $100,000,000 principal amount of Secured Fund Fee Variable Funding Notes, Series 2026- 1, Class A-1 (the “Series 2026-1 Class A-1 Notes”) and $300,000,000 initial principal amount of 6.326% Secured Fund Fee Revenue Notes, Series 2026-1, Class A-2 (the “Series 2026-1 Class A-2 Notes” and, together with the Series 2026-1 Class A-1 Notes, the “Series 2026-1 Notes”); WHEREAS, the Series 2026-1 Notes constitute “Notes” and a “Series” or “Series of Notes” as defined in the Base Indenture; and WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth. NOW, THEREFORE, it is mutually covenanted and agreed as follows: ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.01 Definitions. All defined terms used herein and not defined herein (including in the recitals hereto) shall have the meaning ascribed to such terms or incorporated by reference in the Base Indenture. All words and phrases defined in the Base Indenture shall have the same meaning in this Series Indenture Supplement, except as otherwise appears in this Article.

2 In addition, the following terms have the following meanings in this Series Indenture Supplement unless the context clearly requires otherwise: “Anticipated Repayment Date” shall mean, (x) with respect to the Series 2026-1 Class A-2 Notes, the Series 2026-1 Term Note Anticipated Repayment Date, and (y) with respect to the Series 2026-1 Class A-1 Notes, the Series 2026-1 Variable Funding Note Anticipated Repayment Date. “ARD Prepayment Date” shall mean, with respect to the Series 2026-1 Class A-2 Notes, the Payment Date occurring in June 2029. “Base Indenture” shall have the meaning ascribed to it in the recitals hereto. “Initial Payment Date” shall mean, with respect to the Series 2026-1 Notes, the Payment Date occurring in June 2026. “Initial Purchasers” shall mean Barclays Capital Inc. and MUFG Securities Americas Inc. “Note Rate” shall mean, (x) with respect to the Series 2026-1 Class A-2 Notes, the fixed rate per annum at which interest accrues on the unpaid principal balance of each Class of Series 2026-1 Class A-2 Notes as set forth in Section 2.01(a) and (y) with respect to the Series 2026-1 Class A-1 Notes, a rate identified and determined pursuant to the applicable Class A-1 Note Purchase Agreement. “Offering Memorandum” shall mean the Offering Memorandum dated May 1, 2026, relating to the offering by the Co-Issuers of the Series 2026-1 Class A-2 Notes. “Post-ARD Note Spread” shall mean, with respect to the Series 2026-1 Class A-2 Notes, 2.35%. “Prepayment Consideration Period” shall mean, with respect to the Series 2026-1 Class A-2 Notes, the period from the Closing Date until the Payment Date in June, 2029. “Rated Final Payment Date” shall mean, with respect to the Series 2026-1 Notes, the Series 2026-1 Rated Final Payment Date. “Rating Agency” shall mean, in relation to the Series 2026-1 Notes issued pursuant to this Series Indenture Supplement, KBRA and any additional rating agency appointed by the Co- Issuers to rate one or more additional Series of Notes following the Series 2026-1 Closing Date. “Series 2026-1 Class A-1 Administrative Agent” shall mean Barclays Bank PLC. “Series 2026-1 Class A-1 Notes” shall have the meaning ascribed to it in the recitals hereto. “Series 2026-1 Class A-2 Notes” shall have the meaning ascribed to it in the recitals hereto.

3 “Series 2026-1 Class A-1 Notes Maximum Principal Amount” means $100,000,000, as such amount may be reduced pursuant to Section 2.05 of the Series 2026-1 Variable Funding Note Purchase Agreement. “Series 2026-1 Closing Date” shall mean May 11, 2026. “Series 2026-1 Notes” shall have the meaning ascribed to it in the recitals hereto. “Series 2026-1 Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(c). “Series 2026-1 Term Note Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b). “Series 2026-1 Variable Funding Note Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b). “Series 2026-1 Variable Funding Note Purchase Agreement” shall mean that certain Variable Funding Note Purchase Agreement with respect to the Series 2026-1 Class A-1 Notes, dated as of the Series 2026-1 Closing Date, by and among the Issuer, the Co-Issuer, the other Obligors, the Manager, certain conduit investors from time to time party thereto as Conduit Investors, certain financial institutions from time to time party thereto as Committed Note Purchasers, and certain funding agents from time to time party thereto as Funding Agents, and Barclays Bank PLC, as the Series 2026-1 Class A-1 Administrative Agent (as defined therein). “Series 2026-1 VFN Undrawn Commitment Fee” means the fee to be accrued on the undrawn portion of Series 2026-1 Class A-1 Notes Maximum Principal Amount. Section 1.02 Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) accounting terms not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time; (c) “or” is not exclusive; (d) “including” means including without limitation; (e) words in the singular include the plural and words in the plural include the singular; (f) all references to “$” or “USD” are to United States dollars; (g) any agreement, instrument, regulation, directive or statute defined or referred to in this Series Indenture Supplement or in any instrument or certificate delivered in connection herewith means such agreement, instrument, regulation, directive or statute as from

4 time to time amended, supplement or otherwise modified in accordance with the terms thereof and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (h) references to a Person are also to its permitted successors and assigns; (i) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Series Indenture Supplement, shall refer to this Series Indenture Supplement as a whole and not to any particular provision of this Series Indenture Supplement, and Section, Schedule and Exhibit references are to this Series Indenture Supplement unless otherwise specified; and (j) whenever the phrase “in direct order of alphabetical designation” or “highest alphabetical designation” or a similar phrase is used herein, it shall be construed to mean beginning with the letter “A” and ending with the letter “Z”; if any Series or Class is also given a numerical designation (e.g., “A1” or “A2”) the significance thereof shall be set forth in this Series Indenture Supplement. In the event that any term or provision contained herein with respect to the Series 2026-1 Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Series Indenture Supplement shall govern. ARTICLE II SERIES 2026-1 NOTE DETAILS, DELIVERY AND FORM Section 2.01 Series 2026-1 Note Details. (a) The aggregate principal amount of the Series 2026-1 Notes which may be initially authenticated and delivered under this Series Indenture Supplement shall be issued in two Classes, having the Class and Series designation, Initial Class Principal Balance or Class A-1 Notes Maximum Principal Amount, as applicable, Note Rates and initial ratings set forth below (except for Series 2026-1 Notes authenticated and delivered (or registered) upon transfer of (or de- registration of), or in exchange for, or in lieu of Series 2026-1 Notes pursuant to Section 2.02 of the Base Indenture), subject to clause (d) below. Class of Notes Initial Class Principal Balance/ Series 2026-1 Notes Maximum Principal Amount Note Principal Balance Note Rate Note Type Rating (KBRA) Series 2026-1, Class A-1 $0 $100,000,000(1) (2) Variable Funding Notes N/A Series 2026-1, Class A-2 $300,000,000 $300,000,000 6.326% Term Notes BBB

5 ________________ (1) The Series 2026-1 Class A-1 Notes will be issued in a maximum principal amount which may be decreased in accordance with the terms of the Series 2026-1 Variable Funding Note Purchase Agreement. (2) The Note Rate for the Series 2026-1 Class A-1 Notes shall be an amount equal to the Base Rate, CP Rate or SOFR Rate (each as defined in the Series 2026-1 Variable Funding Note Purchase Agreement (or, following certain events, an alternative rate as determined in the manner provided in the Series 2026-1 Variable Funding Note Purchase Agreement)), in each case, as determined in accordance with the Series 2026-1 Variable Funding Note Purchase Agreement plus an applicable margin, as specified in the Series 2026-1 Variable Funding Note Purchase Agreement. From and after the Series 2026-1 Closing Date, Series 2026-1 Class A-1 Undrawn Commitment Fees shall accrue on the Series 2026-1 Class A-1 Notes as provided in the Series 2026-1 Variable Funding Note Purchase Agreement. Accrued Note Interest with respect to the initial Interest Accrual Period for the Series 2026-1 Class A-2 Notes will be calculated by multiplying the applicable Note Rate by a fraction, the numerator of which is the number of days from and including the Series 2026-1 Closing Date to but excluding the Initial Payment Date, and the denominator of which is 360. Accrued Note Interest with respect to each Interest Accrual Period thereafter for the Series 2026- 1 Class A-2 Notes shall be calculated in the manner set forth in the definition of “Accrued Note Interest” in Section 1.01 of the Base Indenture. The initial Interest Accrual Period for the Series 2026-1 Class A-2 Notes shall consist of 45 days. Accrued Note Interest with respect to the initial Interest Accrual Period for the Series 2026-1 Class A-1 Notes shall be calculated in the manner set forth in the Series 2026-1 Variable Funding Note Purchase Agreement. (b) The “Series 2026-1 Term Note Anticipated Repayment Date” is the Payment Date occurring in June 2031. The “Series 2026-1 Variable Funding Note Anticipated Repayment Date” is the Payment Date occurring in June 2029, which date may be extended from time to time pursuant to Section 7.04 of the Series 2026-1 Variable Funding Note Purchase Agreement. (c) The “Series 2026-1 Rated Final Payment Date” for the Series 2026-1 Notes is the Payment Date occurring in March 2056. (d) The Series 2026-1 Class A-1 Notes shall have a maximum principal balance equal to the Series 2026-1 Class A-1 Notes Maximum Principal Amount, subject to reduction from time to time with the prior notice to the Series 2026-1 Class A-1 Administrative Agent, the Indenture Trustee and each Funding Agent, pursuant to the Series 2026-1 Variable Funding Note Purchase Agreement. (e) The Record Date for purposes of determining payments to the Holders of the Series 2026-1 Notes for the Payment Date occurring in June 2026 shall be May 29, 2026. (f) The Series 2026-1 Class A-1 Notes shall be issued in two subclasses: (i) Series 2026-1 Class A-1 (Advance) Notes (as referred to herein, the “Series 2026-1 Class A-1

6 VFN Advance Notes”), in a maximum principal amount of $95,000,000 and (ii) Series 2026-1 Class A-1-VFN L/C Notes (as referred to herein, the “Series 2026-1 Class A-1-VFN L/C Notes”) in a maximum principal amount of $5,000,000. The Trustee shall indicate in its books and records the maximum principal amount of each such Series 2026-1 Class A-1 Note. All amounts payable on each sub class of the Series 2026-1 Class A-1 Notes shall be distributed by the Indenture Trustee in accordance with the Monthly Report to the Holders thereof, pro rata based on their percentage interest of the maximum principal amount. The books and records of the Series 2026-1 Class A-1 Administrative Agent shall be controlling for all increases and decreases in respect of the outstanding principal balance of each Series 2026-1 Class A-1 Note. Section 2.02 Delivery of the Series 2026-1 Notes. Upon the execution and delivery of this Series Indenture Supplement, the Co-Issuers shall execute and deliver the Series 2026-1 Notes (other than the Uncertificated Notes) to the Indenture Trustee and the Indenture Trustee shall, upon receipt of an Issuer Order, authenticate the Series 2026-1 Notes and deliver the Series 2026-1 Notes (other than the Uncertificated Notes) as directed by the Co-Issuers and shall hold the Series 2026-1 Class A-2 Notes issued as Book-Entry Notes as agent for the Depositary under the Fast Automated Securities Transfer Program. The Series 2026-1 Class A-1 Notes may be issued, transferred and held in Definitive Form or at the request of a Holder or transferee of the Series 2026-1 Class A-1 Notes, the Series 2026-1 Class A-1 Notes shall be issued in the form of Uncertificated Notes. With respect to any Uncertificated Note, the Indenture Trustee shall provide a Confirmation of Registration to the beneficial owner promptly after registration of the Uncertificated Note in the Note Register by the Note Registrar. Section 2.03 Forms of Series 2026-1 Notes. The Series 2026-1 Class A-1 Notes (other than any Uncertificated Notes) shall be in substantially the form set forth attached hereto as Exhibit A. The Series 2026-1 Class A-2 Notes shall be issued in the form of Book-Entry Notes in substantially the form set forth in the Base Indenture, each with such variations, omissions and insertions as may be necessary. The Depository for the Series 2026-1 Class A-2 Notes shall be DTC. ARTICLE III CONSENT TO TRANSACTION DOCUMENT AMENDMENTS Section 3.01 Consent to Transaction Document Amendments. Each of the Holders of the Series 2026-1 Notes by accepting its interest in the Series 2026-1 Notes is hereby deemed to consent to the (i) Second Amendment to Base Indenture, (ii) the First Amendment to the Management Fee Participation Agreement, dated as of July 9, 2021, (iii) the First Amendment to the Management Fee Participation Agreement, dated as of October 2, 2023, (iv) the First Amendment to the Carried Interest Participation Agreement, dated as of July 9, 2021, the First Amendment to the DCP LP Interest Participation Agreement, dated as of July 9, 2021, (vi) the First Amendment to the DCP Class B LP Interest Participation Agreement, dated as of July 9, 2021 (vii) the other amendments to the Transaction Documents, in each case being made on the date hereof, without any further action or consent on any such Holder’s part or on the part of an of its successors or assigns. The Obligors each hereby ratifies and reaffirms all of its performance and other obligations and liabilities, whether contingent or otherwise, under each of such amendments to the Transaction Documents, as amended thereby.

7 ARTICLE IV GENERAL PROVISIONS Section 4.01 Date of Execution. This Series Indenture Supplement for convenience and for the purpose of reference is dated as of May 11, 2026. Section 4.02 Notices. Notices required to be given to the Rating Agency by the Co-Issuers, the Asset Entities or the Indenture Trustee shall be e-mailed (i) first (or simultaneously with second) to the Co-Issuers to be posted to the password protected internet website maintained by the Co-Issuers for communication to the Rating Agency pursuant to Rule 17g-5 under the Exchange Act and (ii) second to the following addresses: Kroll Bond Rating Agency, LLC, 805 Third Avenue, 29th Floor, New York, NY 10022, Attention: ABS Surveillance, Email: abssurveillance@kbra.com. Section 4.03 Governing Law. THIS SERIES INDENTURE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SERIES INDENTURE SUPPLEMENT. Section 4.04 Submission to Jurisdiction. EACH OBLIGOR AND THE INDENTURE TRUSTEE IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS SERIES INDENTURE SUPPLEMENT. Section 4.05 Waiver of Jury Trial. EACH OBLIGOR AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERIES INDENTURE SUPPLEMENT, THE SERIES 2026-1 NOTES, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. Section 4.06 Severability; Entire Agreement. In case any provision in this Series Indenture Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Series Indenture Supplement supersedes all prior agreements between the parties and constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements between the parties. Section 4.07 Counterparts.

8 (a) The parties may sign any number of copies of this Series Indenture Supplement Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Series Indenture Supplement shall be deemed to include electronic signatures, deliveries, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything herein to the contrary, the Indenture Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Indenture Trustee, pursuant to procedures approved by the Indenture Trustee. As used herein, “electronic signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record. (b) For purposes of this Series Indenture Supplement or any other Transaction Documents, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Indenture Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Indenture Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Indenture Trustee, including, without limitation, the risk of the Indenture Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties (except to the extent such action results from gross negligence, willful misconduct or fraud by the Indenture Trustee). (c) Any requirement in this Series Indenture Supplement that a document, including any Note, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission. Notwithstanding anything to the contrary in this Series Indenture Supplement , any and all communications (both text and attachments) by or from the Indenture Trustee that the Indenture Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic

9 Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process. ARTICLE V APPLICABILITY OF INDENTURE Section 5.01 Applicability. The provisions of the Base Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Indenture Supplement and the Base Indenture as so supplemented by this Series Indenture Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the Base Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof. [REMAINDER OF PAGE INTENTIONALLY BLANK]

[Signature Page to Series 2026-1 Indenture Supplement] IN WITNESS WHEREOF, the Co-Issuers, the Closing Date Asset Entities and the Indenture Trustee have caused this Series Indenture Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written. DIGITALBRIDGE ISSUER, LLC, as Issuer By:/s/ Parker Anderson Name: Parker Anderson Title: Vice President DIGITALBRIDGE CO-ISSUER, LLC, as Co-Issuer By:/s/ Parker Anderson Name: Parker Anderson Title: Vice President

[Signature Page to Series 2026-1 Indenture Supplement] DIGITALBRIDGE HOLDINGS 1, LLC, as a Closing Date Asset Entity By:/s/ Parker Anderson Name: Parker Anderson Title: Vice President DIGITALBRIDGE HOLDINGS 2, LLC, as a Closing Date Asset Entity By:/s/ Parker Anderson Name: Parker Anderson Title: Vice President DIGITALBRIDGE HOLDINGS 3, LLC, as a Closing Date Asset Entity By:/s/ Parker Anderson Name: Parker Anderson Title: Vice President

[Signature Page to Series 2026-1 Indenture Supplement] CITIBANK, N.A., not in its individual capacity, but solely as Indenture Trustee By:/s/ Anthony Bausa Name: Anthony Bausa Title: Senior Trust Officer

EXHIBIT A-1 DIGITALBRIDGE ISSUER, LLC DIGITALBRIDGE CO-ISSUER, LLC SECURED FUND FEE REVENUE NOTES, SERIES 2026-1 CLASS A-1 This is one of a series (“Series”) of Secured Fund Fee Revenue Notes (collectively, the “Notes”), issued in multiple classes (each, a “Class”), being issued by DigitalBridge Issuer, LLC (the “Issuer”) and DigitalBridge Co-Issuer, LLC (the “Co-Issuer” and together with the Issuer, the “Co- Issuers”). VARIABLE FUNDING NOTE Note Rate: As provided in the Note Purchase Agreement Class A-1 Notes Maximum Principal Amount: up to $[  ] Closing Date: [  ] Initial Maximum Principal Amount of this Note as of the Closing Date: $[  ] Initial Payment Date: [  ] Indenture Trustee: Citibank, N.A. Anticipated Repayment Date: As provided in the Indenture Rated Final Payment Date: Payment Date in [  ] Note No.: [  ] THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS BOTH A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (A “QUALIFIED INSTITUTIONAL BUYER”) AND A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT (A “QUALIFIED PURCHASER”), AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

A-1-5 EITHER (A) THE HOLDER OF THIS NOTE IS NOT (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), THAT IS SUBJECT TO TITLE I OF ERISA, (II) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (COLLECTIVELY, “SIMILAR LAWS”), (III) AN ENTITY DEEMED TO HOLD THE ASSETS OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (I) AND (II) (PURSUANT TO ERISA OR OTHER APPLICABLE LAW) (EACH OF THE FOREGOING DESCRIBED IN CLAUSES (I), (II) AND (III) BEING REFERRED TO AS A “PLAN”), OR (IV) A PERSON WHO IS ACQUIRING OR HOLDING THIS NOTE OR ANY INTEREST HEREIN ON BEHALF OF, AS FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY PLAN, OR (B) THE HOLDER’S PURCHASE AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAWS. THIS NOTE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN, DIGITALBRIDGE OPERATING COMPANY, LLC, DIGITALBRIDGE INVESTMENT HOLDCO, LLC, CITIBANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES (OTHER THAN THE CO-ISSUERS, THE ORIGINAL ASSET ENTITIES AND THE GUARANTORS). THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON OTHER THAN BY THE ASSET ENTITIES AND THE GUARANTORS. THE OUTSTANDING NOTE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. This certifies that [___] is the registered owner of the percentage interest evidenced by this Note (obtained by dividing the Initial Maximum Principal Amount of this Note as of the Closing Date by the Class A-1 Notes Maximum Amount(the “Percentage Interest”). The Notes were issued pursuant to the Indenture, dated as of July 9, 2021 ((as amended by the First Amendment to Base Indenture, dated as of April 1, 2022, as amended by the Second Amendment to Base Indenture, dated as of May 11, 2026, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Base Indenture”), as supplemented by a Series Indenture Supplement, among the Co-Issuers, the Asset Entities party thereto and Citibank, N.A., as indenture trustee and not in its individual capacity (in such capacity, together with its successors, the “Indenture Trustee”) and are subject to the Class A-1 Note Purchase Agreement, dated as of May 11, 2026 (the “Note Purchase Agreement”) among Co-Issuers, the Asset Entities party thereto, DigitalBridge Investment Holdco, LLC, certain conduit investors from time to time party thereto, certain financial institutions from time to time party thereto, and certain funding agents from time to time party thereto, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective

A-1-6 meanings assigned thereto in the Base Indenture. This Note is issued under and is subject to the terms, provisions and conditions of the Base Indenture and the Note Purchase Agreement, to which Base Indenture and Note Purchase Agreement the Holder of this Note by virtue of its acceptance hereof assents and by which such Holder is bound. Pursuant to the terms of the Base Indenture, beginning on the first Payment Date specified above, payments will be made on the 25th calendar day of each March, June, September and December of each year or, if any such 25th day is not a Business Day, on the next succeeding Business Day (each a “Payment Date”) to the Person in whose name this Note is registered at the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Note and the amount required to be paid to all the Holders of the Class of Notes of this Series to which this Note belongs on the applicable Payment Date pursuant to the Base Indenture. All payments made under the Base Indenture on this Note will be made by the Indenture Trustee from funds available therefor by wire transfer of immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if this Noteholder shall have provided the Indenture Trustee with wiring instructions no later than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent payments). Notwithstanding the foregoing, the final payment on this Note will be made in like manner, but only upon presentation and surrender of this Note at the offices of the Note Registrar or such other location specified in the notice to the Holder hereof of such final payment. This Note shall accrue interest during each Interest Accrual Period on the daily average Note Principal Balance of this Note as determined by the Series 2026-1 Class A-1 Administrative Agent. Accrued Note Interest on this Note shall be calculated on an Actual/360 Basis; provided, that the Accrued Note Interest shall be deemed to include any commitment fees and administrative expenses payable in respect thereof. As provided in the Indenture, withdrawals from the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, payments to Noteholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Notes and the payment of interest on such advances and expenses. Any payment to the Holder of this Note in reduction of the Note Principal Balance hereof is binding on such Holder and all future Holders of this Note and any Note issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such payment is made upon this Note. This Note is issuable in fully-registered form only without coupons. As provided in the Base Indenture and subject to certain limitations therein set forth, this Note is exchangeable for new Notes of the same Class of the same Series in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No transfer, sale, pledge or other disposition of any Note or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration or qualification

A-1-7 requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Note that constitutes a Definitive Note is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Notes or a transfer of a Book Entry Note to a successor Depositary as contemplated by Section 2.03(a) of the Base Indenture), then the Note Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Noteholder desiring to effect such transfer substantially in the form attached as Exhibit B-2 to the Base Indenture and a certificate from the prospective Transferee substantially in the form attached as Exhibit B-1 to the Base Indenture; or (ii) an Opinion of Counsel satisfactory to the Note Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Co-Issuers, the Indenture Trustee, the Manager or the Note Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer or such Noteholder’s prospective Transferee on which such Opinion of Counsel is based. This Definitive Note may be exchanged for an interest in, or transferred to a transferee taking an interest in the form of an Uncertificated Note subject to the restrictions set forth in the Indenture and the related Series Supplement. None of the Co-Issuers, the Indenture Trustee or the Note Registrar shall be obligated to register or qualify any Class of Notes under the Securities Act or any other securities law or to take any action not otherwise required under the Base Indenture to permit the transfer of any Note or interest therein without registration or qualification. Any Noteholder or Note Owner desiring to effect a transfer, sale, pledge or other disposition of any Note or interest therein shall, and does hereby agree to, indemnify the Obligors, the Guarantors, the Initial Purchasers, the Indenture Trustee, the Manager and the Note Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws. No transfer of any Note or any interest therein shall be made to any Plan or to any Person who is directly or indirectly acquiring such Note on behalf of, as fiduciary of, as trustee of, or with the assets of, a Plan, except in each such case, in accordance with the provisions of Section 2.02(c) of the Base Indenture. Any attempted or purported transfer of a Note in violation of Section 2.02(c) of the Base Indenture will be null and void and vest no rights in any purported Transferee. The Note Registrar shall not register the transfer of a Note that constitutes a Definitive Note or the transfer of an interest in an Uncertificated Note that following such purported transfer will constitute a Definitive Note, unless the Note Registrar has received from the prospective Transferee a certification that either: (i) such prospective Transferee is not a Plan or any Person who is acquiring or holding such Note or any interest therein on behalf of, as fiduciary of, as trustee of, or with assets of, any Plan; or

A-1-8 (ii) such acquisition and holding by such Transferee of such Note or any interest therein will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law. It is hereby acknowledged that either of the forms of certification attached to the Indenture as Exhibit B-1 is acceptable for purposes of clauses (i) and (ii) of the preceding sentence. If a transfer of any interest in a Note is to be made and is permitted without delivering to the Note Registrar a certification as provided in Section 2.02(c) of the Base Indenture, the prospective Transferee of such Note, by its acquisition of such Note (or an interest therein), shall be deemed to have represented and warranted that either (i) it is not a Plan or a Person acquiring or holding such Note or any interest therein on behalf of, as fiduciary of, as trustee of, or with the assets of any Plan or (ii) such acquisition and holding of such Note or any interest therein by such Transferee of such Note or any interest therein will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law. Further, if a transfer of any interest in a Note is to be made and is permitted without delivering to the Note Registrar a certification as provided in Section 2.02(c) of the Base Indenture, and the prospective Transferee of such Note is acquiring such Note (or any interest therein) on behalf of or with the assets of a Plan, such prospective Transferee, by its acquisition of such Note (or an interest therein), shall be deemed to have represented and warranted that it understands that (i) none of the Transaction Parties has acted as the Plan’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the Transferee’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to the Note (or any interest therein) and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold, sell, exchange, vote, or provide any consent with respect to the Note (or any interest therein). As provided in the Base Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Note Register upon surrender of this Note for registration of transfer at the offices of the Note Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and accompanied by such other documents as the Indenture Trustee and the Note Registrar may require, and thereupon one or more new Notes of the same Class of the same Series in authorized denominations evidencing a like aggregate Percentage Interest will be issued by the Co-Issuers to the designated transferee or transferees. [In addition, the Indenture Trustee may request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee.] No service charge will be imposed for any transfer or exchange of this Note, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note.

A-1-9 The Co-Issuers, the Indenture Trustee, the Note Registrar and any agent of the Co-Issuers, the Indenture Trustee or the Note Registrar may treat the Person in whose name this Note is registered as the owner hereof for all purposes, and none of the Co-Issuers, the Indenture Trustee, the Note Registrar or any such agent shall be affected by notice to the contrary. Each Holder of this Note, by accepting this Note, and each Note Owner of an interest in this Note, by accepting an ownership interest in this Note, hereby covenants and agrees that neither it nor the Indenture Trustee on behalf of it will at any time institute against the Co-Issuers and/or the Asset Entities or the Guarantors, or join in any institution against the Co-Issuers and/or the Asset Entities or the Guarantors of, any bankruptcy, reorganization, insolvency or similar proceedings, or other proceedings under any federal, state or foreign bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or any of the other Transaction Documents. Notwithstanding anything to the contrary in the Base Indenture or any Series Indenture Supplement, all obligations of the Co-Issuers under this Note shall be deemed to be extinguished in the event that, at any time, the Co-Issuers, the Guarantors and the Asset Entities have no assets (which shall include claims that may be asserted by the Co-Issuers, the Guarantors and the Asset Entities with respect to contractual obligations of third parties to the Co-Issuers, the Guarantors and the Asset Entities but which shall not include the proceeds of the initial issue of their shares). No further claims may be brought against any of the Co-Issuers’ directors or officers or against their shareholders or members, as the case may be, for any such obligations, except in the case of fraud or actions taken in bad faith by such Persons. The Base Indenture permits certain amendments to be made thereto without the consent of the Noteholders, the Co-Issuers or the Indenture Trustee, provided that certain conditions precedent are satisfied. The Holder of this Note, by its acceptance hereof, agrees that it will not have at any time any recourse on this Note or under the Indenture or any Series Indenture Supplement against the Co-Issuers (other than the Collateral) or against the Indenture Trustee or Affiliates thereof. Unless the certificate of authentication hereon has been executed by the Note Registrar, by manual, electronic or facsimile signature, this Note shall not be entitled to any benefit under the Base Indenture or be valid for any purpose. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS NOTE.

A-1-10 IN WITNESS WHEREOF, the Co-Issuers have duly executed this Note. DIGITALBRIDGE ISSUER, LLC By: Name: Title: DIGITALBRIDGE CO-ISSUER, LLC By: Name: Title: Dated: [ ]

A-1-11 CERTIFICATE OF AUTHENTICATION This is one of the Class [___] Notes referred to in the within-mentioned Base Indenture. Dated: [ ] CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee By: Authorized Officer

A-1-12 ASSIGNMENT FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (please print or typewrite name and address including postal zip code of assignee) the Secured Fund Fee Revenue Note and hereby authorize(s) the registration of transfer of such interest to assignee on the Note Register. I (we) further direct the Note Registrar to issue a new Secured Fund Fee Revenue Note of the same Class and Series evidencing a like aggregate Percentage Interest to the above named assignee and deliver such Secured Fund Fee Revenue Note to the following address: Dated: [  ] Signature by or on behalf of Assignor Signature Guaranteed PAYMENT INSTRUCTIONS The Assignee should include the following for purposes of payment: Payments shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ___________________________________________ for the account of _____________________________________. This information is provided by ____________________________, the Assignee named above, or ___________________________, as its agent.